                                                                 EXHIBIT (a)(14)

                             EXCELSIOR FUNDS, INC.
                             ARTICLES OF AMENDMENT

     EXCELSIOR FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (the "Company"), certifies that:

     FIRST:    The Charter of the Company is amended by reclassifying all of the
     -----
shares of the Company's Class E Common Stock as shares of the Company's Class C Common Stock.

     SECOND:   Upon effectiveness of these Articles of Amendment:
     ------

          (a) All of the assets and liabilities belonging to the Company's Class E Common Stock shall be conveyed, transferred and delivered to the Company's Class C Common Stock, and shall thereupon become and be assets and liabilities belonging to Class C Common Stock.

          (b) Each of the issued and outstanding shares (and fractions thereof) of the Company's Class E Common Stock will automatically, and without the need of any further act or deed, be reclassified and changed to full and fractional issued and outstanding shares of the Company's Class C Common Stock of equal aggregate net asset value, in such number of such Class C Common Stock shares as shall be determined by multiplying one (1) times the number obtained by dividing the net asset value of a share of the Class E Common Stock by the net asset value of a share of the Class C Common Stock, all determined as of 4:00 p.m., Eastern time, on the date immediately preceding the effective date of these Articles of Amendment.

          (c) Each unissued share (or fraction thereof) of the Company's Class E Common Stock will automatically, and without the need of any further act or deed, be reclassified and changed to such number of unissued shares (or fractions thereof) of the Company's Class C Common Stock as shall result, as of the effective time of these Articles of Amendment and as a result hereof, in the total number of unissued shares of the Company's Class C Common Stock being increased by 375,000,000 shares less the number of issued and outstanding shares of the Company's Class C Common Stock resulting from paragraph (b) above.

          (d) Open accounts on the share records of the Company's Class C Common Stock shall be established representing the appropriate number of shares of Class C Common Stock owned by each former holder of Class E Common Stock as a result of the reclassification.

     THIRD:    This amendment does not increase the authorized capital stock of
     -----
the Company or the aggregate par value thereof. This amendment reclassifies and changes the 375,000,000 authorized shares of Class E Common Stock to 375,000,000 additional authorized shares of Class C Common Stock but does not amend the description of any class of stock as set forth in the Charter.

     FOURTH:   Outstanding certificates representing issued and outstanding
     ------
shares of Class E Common Stock immediately prior to these Articles of Amendment becoming effective shall, upon these Articles becoming effective, be deemed to represent the appropriate number of issued and outstanding shares of Class C Common Stock, calculated as set forth in Article Second of these Articles. Certificates representing shares of Class C Common Stock resulting from the aforesaid change and reclassification need not be issued until certificates representing the shares of Class E Common Stock so changed and reclassified, if issued, have been received by the Company or its agent duly endorsed for transfer.

     FIFTH:    This amendment has been duly authorized and advised by the Board
     -----
of Directors of the Company and approved by the stockholders of the Company entitled to vote thereon.

     SIXTH:    These Articles of Amendment shall be effective as of July 9,
     -----
1999.

     IN WITNESS WHEREOF, EXCELSIOR FUNDS, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President, and attested by its Secretary, on the 1/st/ day of July, 1999.

ATTEST:                              EXCELSIOR FUNDS, INC.



By:  /s/ W. Bruce McConnel, III      By:  /s/ Frederick S. Wonham
     --------------------------           -----------------------
     W. Bruce McConnel, III               Frederick S. Wonham

                                      -2-